Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534

Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS

Fourth Quarter 2024 Highlights
◾
Net sales of $1,022 million

◾
Operating income margin of 17.3%; Adjusted operating income margin of 18.2%

◾
EPS of $2.47; Adjusted EPS of $2.57

Full Year 2024 Highlights

◾
Net sales of $4.0 billion

◾
Operating income margin of 15.9%; Adjusted operating income margin of 17.6%

◾
EPS of $8.15; Adjusted EPS of $9.29

◾
Cash flows from operations of $599 million

◾
Returned $426 million to shareholders through dividends and share repurchases

CLEVELAND, Thursday, February 13, 2025 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported fourth quarter 2024 net income of $140.2 million, or diluted earnings per share (EPS) of $2.47, which included special item after-tax net charges of $5.8 million, or $0.10 EPS. This compares with prior year period net income of $156.6 million, or $2.70 EPS, which included special item after-tax net gains of $14.6 million, or $0.25 EPS. Excluding special items, fourth quarter 2024 adjusted net income was $146.0 million, or $2.57 adjusted EPS. This compares with adjusted net income of $142.0 million, or $2.45 adjusted EPS, in the prior year period.

Fourth quarter 2024 sales decreased 3.4% to $1,022.0 million reflecting a 7.5% decrease in organic sales and 1.1% unfavorable foreign exchange, partially offset by a 5.2% benefit from acquisitions. Operating income for the fourth quarter 2024 was $177.0 million, or 17.3% of sales, as compared with operating income of $204.0 million, or 19.3% of sales, in the prior year period. Excluding special items, adjusted operating income was $185.6 million, or 18.2% of sales, as compared with $182.1 million, or 17.2% of sales, in the prior year period.

“We are pleased with fourth quarter and full year operating profit margin and earnings performance despite challenging industrial sector demand as diligent price/cost management, strong execution of our cost saving actions and operational improvements advanced performance towards our 2025 Higher Standard Strategy goals,” stated Steven B. Hedlund, Chair, President and Chief Executive Officer. “Our focus on serving customers, driving employee engagement, and investing in long-term growth positions us well to capitalize on the next growth cycle and deliver superior value for our stakeholders.”

Twelve Months 2024 Summary

Net income for the twelve months ended December 31, 2024 was $466.1 million, or $8.15 EPS, which included special item after-tax net charges of $65.2 million, or $1.14 EPS. This compares with prior year period net income of $545.2 million, or $9.37 EPS, which included special item after-tax net charges of $2.7 million, or $0.04 EPS. Excluding these items, adjusted net income for the twelve months ended December 31, 2024 decreased 3.0% to $531.3 million, or $9.29 EPS, compared with $547.9 million, or $9.41 EPS, in the prior year period.

Sales decreased 4.4% to $4,008.7 million in the twelve months ended December 31, 2024 reflecting a 6.5% decrease in organic sales and a 2.5% benefit from acquisitions. Operating income for the twelve months ended December 31, 2024 was $636.5 million, or 15.9% of sales. This compares with operating income of $717.8 million, or 17.1% of sales, in the comparable 2023 period. Excluding special items, adjusted operating income was $704.4 million, or 17.6% of sales, as compared with $718.8 million, or 17.1% of sales, in the prior year period.

LINCOLN ELECTRIC REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS

Webcast Information

A conference call to discuss fourth quarter 2024 financial results will be webcast live today, February 13, 2025, at 10:00 a.m., Eastern Time. Those interested in participating via webcast in listen-only mode can access the event here or on the Company's Investor Relations home page at https://ir.lincolnelectric.com. For participants who would like to participate via telephone, please dial (888) 440-4368 (domestic) or (646) 960-0856 (international) and use confirmation code 6709091. A replay of the earnings call will be available via webcast on the Company's website.

About Lincoln Electric

Lincoln Electric is the world leader in the engineering, design, and manufacturing of advanced arc welding solutions, automated joining, assembly and cutting systems, plasma and oxy-fuel cutting equipment, and has a leading global position in brazing and soldering alloys. Lincoln is recognized as the Welding Expert™ for its leading materials science, software development, automation engineering, and application expertise, which advance customers’ fabrication capabilities to help them build a better world. Headquartered in Cleveland, Ohio, Lincoln operates 71 manufacturing and automation system integration locations across 20 countries and maintains a worldwide network of distributors and sales offices serving customers in over 160 countries. For more information about Lincoln Electric and its products and services, visit the Company’s website at https://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, adjusted net income, adjusted EBIT, adjusted effective tax rate, adjusted diluted earnings per share (“adjusted EPS”), Organic sales, Cash conversion, adjusted net operating profit after taxes and adjusted return on invested capital (“adjusted ROIC”) are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic, financial and market conditions; the effectiveness of commercial and operating initiatives; the effectiveness of information systems and cybersecurity programs; presence of artificial intelligence technologies; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; the Company’s ability to complete acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, including but not limited to, the ongoing conflicts between Russia and Ukraine and in the Middle East, political unrest, acts of terror, natural disasters and pandemics on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Income

					Fav (Unfav) to
	Three Months Ended December 31,				Prior Year
	2024	% of Sales	2023	% of Sales	$	%
Net sales	$1,022,031	100.0%	$1,058,514	100.0%	$(36,483)	(3.4)%
Cost of goods sold	653,409	63.9%	687,484	64.9%	34,075	5.0%
Gross profit	368,622	36.1%	371,030	35.1%	(2,408)	(0.6)%
Selling, general & administrative expenses	187,067	18.3%	188,931	17.8%	1,864	1.0%
Rationalization and asset impairment net charges	4,538	0.4%	(21,932)	(2.1)%	(26,470)	120.7%
Operating income	177,017	17.3%	204,031	19.3%	(27,014)	(13.2)%
Interest expense, net	11,372	1.1%	8,663	0.8%	(2,709)	(31.3)%
Other income	1,408	0.1%	1,662	0.2%	(254)	(15.3)%
Income before income taxes	167,053	16.3%	197,030	18.6%	(29,977)	(15.2)%
Income taxes	26,824	2.6%	40,386	3.8%	13,562	33.6%
Effective tax rate	16.1%		20.5%			4.4%
Net income	$140,229	13.7%	$156,644	14.8%	$(16,415)	(10.5)%

Basic earnings per share	$2.49		$2.75		$(0.26)	(9.5)%
Diluted earnings per share	$2.47		$2.70		$(0.23)	(8.5)%
Weighted average shares (basic)	56,309		57,063
Weighted average shares (diluted)	56,818		57,911

					Fav (Unfav) to
	Twelve Months Ended December 31,				Prior Year
	2024	% of Sales	2023	% of Sales	$	%
Net sales	$4,008,670	100.0%	$4,191,636	100.0%	$(182,966)	(4.4)%
Cost of goods sold	2,535,758	63.3%	2,726,191	65.0%	190,433	7.0%
Gross profit	1,472,912	36.7%	1,465,445	35.0%	7,467	0.5%
Selling, general & administrative expenses	780,590	19.5%	758,910	18.1%	(21,680)	(2.9)%
Rationalization and asset impairment net charges	55,860	1.4%	(11,314)	(0.3)%	(67,174)	593.7%
Operating income	636,462	15.9%	717,849	17.1%	(81,387)	(11.3)%
Interest expense, net	42,786	1.1%	44,371	1.1%	1,585	3.6%
Other income	473	0.0%	13,388	0.3%	(12,915)	(96.5)%
Income before income taxes	594,149	14.8%	686,866	16.4%	(92,717)	(13.5)%
Income taxes	128,041	3.2%	141,618	3.4%	13,577	9.6%
Effective tax rate	21.6%		20.6%			(1.0)%
Net income	$466,108	11.6%	$545,248	13.0%	$(79,140)	(14.5)%

Basic earnings per share	$8.23		$9.50		$(1.27)	(13.4)%
Diluted earnings per share	$8.15		$9.37		$(1.22)	(13.0)%
Weighted average shares (basic)	56,639		57,364
Weighted average shares (diluted)	57,194		58,221

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	December 31, 2024	December 31, 2023
Cash and cash equivalents	$377,262	$393,787
Accounts receivable, net	481,979	538,830
Inventories	544,037	562,864
Total current assets	1,645,281	1,693,111
Property, plant and equipment, net	619,181	575,316
Total assets	3,520,142	3,377,297
Trade accounts payable	296,590	325,435
Total current liabilities (1)	878,802	754,610
Long-term debt, less current portion	1,150,551	1,102,771
Total equity	1,327,433	1,308,852

Operating Working Capital	December 31, 2024	December 31, 2023
Average operating working capital to Net sales (2)	16.9%	17.1%

Invested Capital	December 31, 2024	December 31, 2023
Short-term debt (1)	$110,524	$2,439
Long-term debt, less current portion	1,150,551	1,102,771
Total debt	1,261,075	1,105,210
Total equity	1,327,433	1,308,852
Invested capital	$2,588,508	$2,414,062

Total debt / invested capital	48.7%	45.8%

(1)	Includes current portion of long-term debt.
(2)

Average operating working capital to Net sales is defined as the sum of Accounts receivable, Inventories and contract assets less Trade accounts payable and contract liabilities as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

 Non-GAAP Financial Measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Operating income as reported	$177,017	$204,031	$636,462	$717,849
Special items (pre-tax):
Rationalization and asset impairment net charges (2)	4,538	(21,932)	55,860	(11,314)
Acquisition transaction costs (3)	2,491	—	7,042	—
Amortization of step up in value of acquired inventories (5)	1,552	—	5,026	12,252
Adjusted operating income (1)	$185,598	$182,099	$704,390	$718,787
As a percent of total sales	18.2%	17.2%	17.6%	17.1%

Net income as reported	$140,229	$156,644	$466,108	$545,248
Special items:
Rationalization and asset impairment net charges (2)	4,538	(21,932)	55,860	(11,314)
Acquisition transaction costs (3)	2,491	—	7,042	—
Pension settlement net (gains) charges (4)	(174)	845	3,792	845
Amortization of step up in value of acquired inventories (5)	1,552	—	5,026	12,252
Loss (gain) on asset disposal (6)	—	—	4,950	(1,646)
Tax effect of Special items (7)	(2,655)	6,445	(11,513)	2,537
Adjusted net income (1)	145,981	142,002	531,265	547,922
Interest expense, net	11,372	8,663	42,786	44,371
Income taxes as reported	26,824	40,386	128,041	141,618
Tax effect of Special items (7)	2,655	(6,445)	11,513	(2,537)
Adjusted EBIT (1)	$186,832	$184,606	$713,605	$731,374

Effective tax rate as reported	16.1%	20.5%	21.6%	20.6%
Net special item tax impact	0.7%	(1.2)%	(0.8)%	(0.4)%
Adjusted effective tax rate (1)	16.8%	19.3%	20.8%	20.2%

Diluted earnings per share as reported	$2.47	$2.70	$8.15	$9.37
Special items per share	0.10	(0.25)	1.14	0.04
Adjusted diluted earnings per share (1)	$2.57	$2.45	$9.29	$9.41

Weighted average shares (diluted)	56,818	57,911	57,194	58,221

(1)	Adjusted operating income, adjusted net income, adjusted EBIT, adjusted effective tax rate and adjusted diluted EPS are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)

2024 charges primarily relate to rationalization plans initiated during the third quarter of 2024 in all three segments, as well as previously initiated plans and the disposition of the Company’s Russian entity in International Welding. 2023 net gains primarily relates the gain on sale of a property, partially offset by charges within International Welding.

(3) Transaction costs related to acquisitions which are included in Selling, general & administrative expenses.

(4)	Pension settlement net (gains) charges primarily due to the final settlement associated with the termination of pension plans and are included in Other income.
(5)	Costs related to acquisitions which are included in Cost of goods sold.
(6)	Loss (gain) on asset disposal included in Other income.
(7)

Includes the net tax impact of Special items recorded during the respective periods. The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

 Non-GAAP Financial Measures

	Twelve Months Ended December 31,
Return on Invested Capital	2024	2023
Net income as reported	$466,108	$545,248
Plus: Interest expense (after-tax)	39,665	38,050
Less: Interest income (after-tax)	7,593	5,033
Net operating profit after taxes	$498,180	$578,265
Special items:
Rationalization and asset impairment net charges	55,860	(11,314)
Acquisition transaction costs	7,042	—
Pension settlement net charges	3,792	845
Amortization of step up in value of acquired inventories	5,026	12,252
Loss (gain) on asset disposal	4,950	(1,646)
Tax effect of Special items (2)	(11,513)	2,537
Adjusted net operating profit after taxes (1)	$563,337	$580,939

Invested Capital	December 31, 2024	December 31, 2023
Short-term debt	$110,524	$2,439
Long-term debt, less current portion	1,150,551	1,102,771
Total debt	1,261,075	1,105,210
Total equity	1,327,433	1,308,852
Invested capital	$2,588,508	$2,414,062

Return on invested capital as reported	19.2%	24.0%
Adjusted return on invested capital (1)	21.8%	24.1%

(1)	Adjusted net operating profit after taxes and adjusted ROIC are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)

Includes the net tax impact of Special items recorded during the respective periods. The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended December 31,
	2024	2023
OPERATING ACTIVITIES:
Net income	$140,229	$156,644
Adjustments to reconcile Net income to Net cash provided by operating activities:
Rationalization and asset impairment net charges	(5,032)	3,651
Depreciation and amortization	23,143	21,969
Gain on sale of property	—	(36,187)
Pension settlement (gains) charges	(174)	845
Other non-cash items, net	(32,540)	(34,431)
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	16,663	8,285
Decrease in inventories	47,051	64,313
Net change in other current assets	(21,647)	(20,879)
Decrease in trade accounts payable	(20,301)	(7,356)
Net change in other current liabilities	(34,607)	(47,919)
Net change in other long-term assets and liabilities	(16,990)	12,727
NET CASH PROVIDED BY OPERATING ACTIVITIES	95,795	121,662

INVESTING ACTIVITIES:
Capital expenditures	(31,486)	(24,528)
Proceeds from sale of property, plant and equipment	5,292	44,898
Other investing activities	320	6,010
NET CASH (USED BY) PROVIDED BY INVESTING ACTIVITIES	(25,874)	26,380

FINANCING ACTIVITIES:
Proceeds from (payments on) short-term borrowings	2,928	(5,057)
Payments on long-term borrowings	(169)	(112)
Proceeds from exercise of stock options	1,524	9,068
Purchase of shares for treasury	(52,539)	(68,176)
Cash dividends paid to shareholders	(40,164)	(36,733)
Other financing activities	(3,922)	—
NET USED BY USED BY FINANCING ACTIVITIES	(92,342)	(101,010)

Effect of exchange rate changes on Cash and cash equivalents	(4,535)	4,088
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(26,956)	51,120
Cash and cash equivalents at beginning of period	404,218	342,667
Cash and cash equivalents at end of period	$377,262	$393,787

Cash dividends paid per share	$0.71	$0.64

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Year Ended December 31,
	2024	2023
OPERATING ACTIVITIES:
Net income	$466,108	$545,248
Adjustments to reconcile Net income to Net cash provided by operating activities:
Rationalization and asset impairment net charges	20,887	4,779
Depreciation and amortization	88,238	86,670
Gain on sale of property	—	(36,187)
Pension settlement charges	3,792	845
Other non-cash items, net	(23,056)	(13,004)
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	52,829	14,980
Decrease in inventories	25,355	122,094
Net change in other current assets	(41,558)	(35,608)
Decrease in trade accounts payable	(27,189)	(32,028)
Net change in other current liabilities	32,703	10,056
Net change in other long-term assets and liabilities	868	(303)
NET CASH PROVIDED BY OPERATING ACTIVITIES	598,977	667,542

INVESTING ACTIVITIES:
Capital expenditures	(116,603)	(90,987)
Acquisition of businesses, net of cash acquired	(252,746)	(32,685)
Proceeds from sale of property, plant and equipment	7,798	49,494
Other investing activities	320	(551)
NET CASH USED BY INVESTING ACTIVITIES	(361,231)	(74,729)

FINANCING ACTIVITIES:
Proceeds from (payments on) short-term borrowings	8,449	(79,873)
Proceeds from long-term borrowings	550,000	—
Payments on long-term borrowings	(400,677)	(8,109)
Proceeds from exercise of stock options	27,404	22,365
Purchase of shares for treasury	(263,751)	(198,765)
Cash dividends paid to shareholders	(162,143)	(148,010)
Other financing activities	(3,922)	—
NET CASH USED BY FINANCING ACTIVITIES	(244,640)	(412,392)

Effect of exchange rate changes on Cash and cash equivalents	(9,631)	16,216
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(16,525)	196,637
Cash and cash equivalents at beginning of period	393,787	197,150
Cash and cash equivalents at end of period	$377,262	$393,787

Cash dividends paid per share	$2.84	$2.56

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Three months ended December 31, 2024
Net sales	$654,786	$242,979	$124,266	$—	$1,022,031
Inter-segment sales	37,134	11,233	2,801	(51,168)	—
Total sales	$691,920	$254,212	$127,067	$(51,168)	$1,022,031

Net income					$140,229
As a percent of total sales					13.7%

EBIT (1)	$127,813	$32,013	$20,278	$(1,679)	$178,425
As a percent of total sales	18.5%	12.6%	16.0%		17.5%
Special items charges (3)	4,110	517	1,289	2,491	8,407
Adjusted EBIT (2)	$131,923	$32,530	$21,567	$812	$186,832
As a percent of total sales	19.1%	12.8%	17.0%		18.3%

Three months ended December 31, 2023
Net sales	$654,707	$292,177	$111,630	$—	$1,058,514
Inter-segment sales	35,493	11,557	2,578	(49,628)	—
Total sales	$690,200	$303,734	$114,208	$(49,628)	$1,058,514

Net income					$156,644
As a percent of total sales					14.8%

EBIT (1)	$129,409	$64,035	$15,246	$(2,997)	$205,693
As a percent of total sales	18.7%	21.1%	13.3%		19.4%
Special items charges (gains) (4)	60	(21,147)	—	—	(21,087)
Adjusted EBIT (2)	$129,469	$42,888	$15,246	$(2,997)	$184,606
As a percent of total sales	18.8%	14.1%	13.3%		17.4%

(1)	EBIT is defined as Operating income plus Other income.
(2)	The primary profit measure used by management to assess segment performance is adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive adjusted EBIT.
(3)

Special items in 2024 primarily reflect Rationalization and asset impairments net charges of $2,319 in Americas Welding, $930 in International Welding and $1,289 in Harris Products Group. In addition, there was an amortization of step up in value of acquired inventories of $1,552 in Americas Welding, pension settlement charge of $239 in Americas Welding and a gain of $413 in International Welding, and acquisition transaction costs of $2,491 in Corporate/Eliminations.

(4)

Special items in 2023 primarily reflect a net gain of $21,992 related to the sale of a property, partially offset by rationalization and asset impairment charges, and pension settlement charges of $845 in International Welding.

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Year ended December 31, 2024
Net sales	$2,564,847	$933,722	$510,101	$—	$4,008,670
Inter-segment sales	135,758	35,861	12,321	(183,940)	—
Total sales	$2,700,605	$969,583	$522,422	$(183,940)	$4,008,670

Net income					$466,108
As a percent of total sales					11.6%

EBIT (1)	$502,367	$68,370	$84,373	$(18,175)	$636,935
As a percent of total sales	18.6%	7.1%	16.2%		15.9%
Special items charges (3)	27,821	37,747	3,955	7,147	76,670
Adjusted EBIT (2)	$530,188	$106,117	$88,328	$(11,028)	$713,605
As a percent of total sales	19.6%	10.9%	16.9%		17.8%

Year ended December 31, 2023
Net sales	$2,655,546	$1,040,006	$496,084	$—	$4,191,636
Inter-segment sales	127,536	31,498	10,641	(169,675)	—
Total sales	$2,783,082	$1,071,504	$506,725	$(169,675)	$4,191,636

Net income					$545,248
As a percent of total sales					13.0%

EBIT (1)	$528,411	$146,218	$74,144	$(17,536)	$731,237
As a percent of total sales	19.0%	13.6%	14.6%		17.4%
Special items charges (gain) (4)	9,858	(9,721)	—		137
Adjusted EBIT (2)	$538,269	$136,497	$74,144	$(17,536)	$731,374
As a percent of total sales	19.3%	12.7%	14.6%		17.4%

(1)	EBIT is defined as Operating income plus Other income.
(2)	The primary profit measure used by management to assess segment performance is adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive adjusted EBIT.
(3)

Special items in 2024 primarily reflect rationalization net charges of $18,840 in Americas Welding, $32,960 in International Welding, including the impact of the Company’s disposition of its Russian entity, and $3,955 in Harris Products Group. In addition, there was a loss on asset disposal of $4,950 recorded to Other income in International Welding, an amortization of step up in value of acquired inventories of $4,776 and $250 in Americas Welding and International Welding, respectively, pension settlement charge of $4,205 and gain of $413 in Americas Welding and International Welding, respectively, and acquisition transaction costs of $7,042 in Corporate/Eliminations.

(4)

Special items in 2023 primarily reflect amortization of step up in value of acquired inventories of $9,390 and $2,862 in Americas and International Welding, respectively, Rationalization and asset impairment net charges of $468 and net gains of $11,782 in Americas and International Welding, respectively, pension settlement charges of $845 in International Welding and gain on asset disposal of $1,646 in International Welding.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2023	Volume	Acquisitions	Price	Exchange	2024
Operating Segments
Americas Welding	$654,707	$(46,844)	$54,301	$(541)	$(6,837)	$654,786
International Welding	292,177	(45,930)	539	95	(3,902)	242,979
The Harris Products Group	111,630	3,057	—	10,972	(1,393)	124,266
Consolidated	$1,058,514	$(89,717)	$54,840	$10,526	$(12,132)	$1,022,031

% Change
Americas Welding		(7.2)%	8.3%	(0.1)%	(1.0)%	0.0%
International Welding		(15.7)%	0.2%	0.0%	(1.3)%	(16.8)%
The Harris Products Group		2.7%	—	9.8%	(1.2)%	11.3%
Consolidated		(8.5)%	5.2%	1.0%	(1.1)%	(3.4)%

Twelve Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2023	Volume	Acquisitions	Price	Exchange	2024
Operating Segments
Americas Welding	$2,655,546	$(192,454)	$101,097	$10,770	$(10,112)	$2,564,847
International Welding	1,040,006	(96,658)	1,660	(8,413)	(2,873)	933,722
The Harris Products Group	496,084	(12,049)	—	28,041	(1,975)	510,101
Consolidated	$4,191,636	$(301,161)	$102,757	$30,398	$(14,960)	$4,008,670

% Change
Americas Welding		(7.2)%	3.8%	0.4%	(0.4)%	(3.4)%
International Welding		(9.3)%	0.2%	(0.8)%	(0.3)%	(10.2)%
The Harris Products Group		(2.4)%	—	5.7%	(0.4)%	2.8%
Consolidated		(7.2)%	2.5%	0.7%	(0.4)%	(4.4)%